EXHIBIT 4.1




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                        OAKWOOD MORTGAGE INVESTORS, INC.,

                         OAKWOOD ACCEPTANCE CORPORATION


                                       AND


                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
                                     TRUSTEE



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                  SERIES 2000-C POOLING AND SERVICING AGREEMENT

                          Dated as of September 1, 2000


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                        OAKWOOD MORTGAGE INVESTORS, INC.

                               SENIOR/SUBORDINATED

                    PASS-THROUGH CERTIFICATES, SERIES 2000-C


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         THIS SERIES 2000-C POOLING AND SERVICING AGREEMENT, dated as of
September 1, 2000, is made with respect to the formation of OMI Trust 2000-C (the "Trust")
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among OAKWOOD MORTGAGE INVESTORS, INC., a Nevada corporation ("OMI"), OAKWOOD
ACCEPTANCE CORPORATION, a North Carolina corporation ("OAC" and, in its capacity as servicer, the "Servicer"), and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee"), under this Agreement and the Standard Terms to Pooling and Servicing Agreement, May 1999 Edition (the "Standard Terms"), all the provisions of which are incorporated herein as modified hereby and shall be a part of this Agreement as if set forth herein in full (this Agreement with the Standard Terms so incorporated, the "Pooling and Servicing Agreement"). Capitalized terms used and not otherwise defined herein shall have the respective meanings given them in the Standard Terms.


                              PRELIMINARY STATEMENT

         The Board of Directors of OMI has duly authorized the formation of the Trust to issue a Series of Certificates with an aggregate initial principal amount of $258,600,000, to be known as the Senior/Subordinated Pass-Through Certificates, Series 2000-C (the "Certificates"). The Certificates consist of 7 Classes that in the aggregate evidence the entire beneficial ownership interest in the Trust.

         In accordance with Section 10.01 of the Standard Terms, the Trustee will make an election to treat all of the assets of the Trust (except the Pre-Funding Account and the Capitalized Interest Account), as two real estate mortgage investment conduits (each, a "REMIC" and, individually, the "Pooling REMIC" and the "Issuing REMIC") for federal income tax purposes. The Pooling REMIC will consist of the Distribution Account and the Assets listed on the Asset Schedules attached as Schedule I and Schedule II (as defined below) hereto. The Issuing REMIC will consist of the five Subaccounts designated as provided herein. The "startup day" of each REMIC for purposes of the REMIC Provisions is the Closing Date.

                                GRANTING CLAUSES

         To provide for the distribution of the principal of and interest on the Certificates in accordance with their terms, all of the sums distributable under the Pooling and Servicing Agreement with respect to the Certificates and the performance of the covenants contained in this Pooling and Servicing Agreement, OMI hereby bargains, sells, conveys, assigns and transfers to the Trustee, in trust and as provided in this Pooling and Servicing Agreement, without recourse and for the exclusive benefit of the Holders of the Certificates, all of OMI's right, title and interest in and to, and any and all benefits accruing to OMI from, (a) the Contracts listed in Schedule IA and Schedule IIA hereto and the Mortgage Loans (together with the Contracts, the "Assets") listed in Schedule IB and Schedule IIB hereto, (Schedule IA and Schedule IB shall be collectively referred to herein as "Schedule I", and Schedule IIA and Schedule IIB shall be collectively referred to herein as "Schedule II"), including the Subsequent Assets transferred to the trust from time to time, together with the related Asset Documents, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing, including, without limitation, all rights to receive all principal and interest payments due on the Assets after the applicable Cut-off Date, including such scheduled payments received by OMI or Oakwood Capital Corp. ("OCC") on or prior to the applicable Cut-off Date, and Principal Prepayments, Net Insurance Proceeds, Net

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Liquidation Proceeds, Repurchase Prices and other unscheduled collections received on the Assets on and after the applicable Cut-off Date; (b) the security interests in the Manufactured Homes, Mortgaged Properties and Real Properties granted by the Obligors pursuant to the related Assets; (c) all funds, other than investment earnings, relating to the Pre-Funding Account, to the Assets on deposit in the Capitalized Interest Account, the Certificate Account or in the Distribution Account for the Certificates and all proceeds thereof, whether in the form of cash, instruments, securities or other properties; (d) any and all rights, privileges and benefits accruing to OMI under the Sales Agreement and the Servicer's Representations and Warranties Agreement with respect to the Assets (provided that OMI shall retain its rights to indemnification from the Seller under such Sales Agreement and the Servicer's Representations and Warranties Agreement, but also hereby conveys its rights to such indemnification to the Trustee as its assignee), including the rights and remedies with respect to the enforcement of any and all representations, warranties and covenants under such Sales Agreement; and (e) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any Standard Hazard Insurance Policy or FHA Insurance, or any other insurance policy relating to any of the Assets, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables that at any time constitute all or part or are included in the proceeds of any of the foregoing) to make distributions on the Certificates as specified herein (the items referred to in clauses (a) through (e) above shall be collectively referred to herein as the "Trust Estate").

         The Trustee acknowledges the foregoing, accepts the trusts hereunder in accordance with the provisions hereof and the Standard Terms and agrees to perform the duties herein or therein required to the best of its ability to the end that the interests of the Holders of the Certificates may be adequately and effectively protected.

Section 1. Standard Terms.
           ---------------

         OMI, the Servicer and the Trustee acknowledge that the Standard Terms prescribe certain obligations of OMI, the Servicer and the Trustee with respect to the Certificates. OMI, the Servicer and the Trustee agree to observe and perform such prescribed duties, responsibilities and obligations, and acknowledge that, except to the extent inconsistent with the provisions of this Pooling and Servicing Agreement, the Standard Terms are and shall be a part of this Pooling and Servicing Agreement to the same extent as if set forth herein in full.

Section 2. Defined Terms.
           --------------

         With respect to the Certificates and in addition to or in replacement for the definitions set forth in Section 1.01 of the Standard Terms, the following definitions shall be assigned to the defined terms set forth below:

         "Accelerated Principal Distribution Amount": With respect to any Distribution Date, the positive difference, if any, between the Target Overcollateralization Amount and the Current Overcollateralization Amount.

         "Accrual Date": The Accrual Date shall be September 1, 2000.

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         "Adjusted Certificate Principal Balance": With respect to each Class of
Subordinated Certificates on any date of determination, its Certificate
Principal Balance immediately following the most recently preceding Distribution Date reduced by all Writedown Amounts allocated to such Class on such Distribution Date.

         "Adjusted Subaccount Principal Balance": With respect to each of the Corresponding Subaccounts relating to the Subordinated Certificates, on any date of determination, its Subaccount Principal Balance immediately following the most recently preceding Distribution Date reduced by all Writedown Amounts allocated to such Subaccount on such Distribution Date.

         "Average Sixty-Day Delinquency Ratio": With respect to any Distribution Date, the arithmetic average of the Sixty-Day Delinquency Ratios for such Distribution Date and the two preceding Distribution Dates. The "Sixty-Day Delinquency Ratio" for a Distribution Date is the percentage derived from the fraction, the numerator of which is the aggregate Scheduled Principal Balance (as of the end of the preceding Prepayment Period) of all Assets (including Assets in respect of which the related Manufactured Home, Real Property or Mortgage Property has been repossessed or foreclosed upon but not yet disposed
of) as to which a Monthly Payment thereon is delinquent 60 days or more as of the end of the related Prepayment Period, and the denominator of which is the Pool Scheduled Principal Balance for such Distribution Date.

         "Book-Entry Certificates": The Class A, Class M and Class B
Certificates.

         "Call Option Date": The Distribution Date on which, after taking into account distributions of principal to be made on such Distribution Date, the aggregate Certificate Principal Balance of the Certificates is less than 10% of the sum of the original Certificate Principal Balance of the Certificates.

         "Capitalized Interest Amount": $788,451.61, as adjusted from time to time pursuant to Section 6 hereof.

         "Capitalized Interest Account": The account so designated and established pursuant to Section 6 hereof.

         "Capitalized Interest Account Distribution Date": Any or all, as appropriate, of the Distribution Dates occurring in October, 2000, November, 2000 and December, 2000.

         "Capitalized Interest Account Withdrawal Amount": On each Capitalized Interest Account Distribution Date, the lesser of (i) the then remaining Capitalized Interest Amount, and (ii) the positive difference, if any, between
(a) the Available Distribution Amount for such Distribution Date (calculated without reference to the Capitalized Interest Account Withdrawal Amount for purposes hereof), and (b) the amount necessary to make all distributions required under Section 5(a)(i)-(v) and Section 5(b)(i)-(v) herein.

         "Carryover Interest Distribution Amount": With respect to each Class of Certificates, except the Class X Certificates and the Residual Certificates, and each Distribution Date, all

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amounts that were distributable on such Class as Interest Distribution Amounts and as Carryover Interest Distribution Amounts on the previous Distribution Date but not previously distributed, together with interest accrued on such amount at the Pass-Through Rate in effect for such Class during the related Interest Accrual Period. With respect to each Subaccount on each Distribution Date, all amounts that were allocable to such Subaccount as Priority Interest Distribution Amounts and as Carryover Interest Distribution Amounts on the previous Distribution Date but not previously distributed, together with interest accrued on any such amount at the Pass-Through Rate in effect for the Corresponding Certificates with respect to such Subaccount during the related Interest Accrual Period.

         "Carryover Non-Priority Interest Distribution Amount": For any Subaccount, on any Distribution Date, all amounts that were distributable on such Subaccount as Non-Priority Interest Distribution Amounts on previous Distribution Dates that remain unpaid.

         "Carryover Writedown Interest Distribution Amount": With respect to each Distribution Date and each related Class or Subaccount, all amounts that were distributable on such Class or Subaccount as Writedown Interest Distribution Amounts and Carryover Writedown Interest Distribution Amounts on the previous Distribution Date but not previously distributed, plus interest accrued on any such amount during the related Interest Accrual Period at the then applicable Pass-Through Rate.

         "Class A Certificates": The Class A-1 Certificates.

         "Class A Percentage": With respect to each Distribution Date, the percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the Certificate Principal Balance of the Class A Certificates immediately prior to such Distribution Date and the denominator of which is the Pool Scheduled Principal Balance of the Assets immediately prior to such Distribution Date.

         "Class A Principal Distribution Amount": For any Distribution Date, will equal (i) prior to the Cross-over Date, the entire Principal Distribution Amount (ii) on any Distribution Date as to which the Principal Distribution Tests are not met, the entire Principal Distribution Amount, or (iii) on any other Distribution Date, the Class A Percentage of the Principal Distribution Amount, subject to increase as described in the last sentence of the definition of "Class B-2 Principal Distribution Amount." For any Distribution Date, if the Class A Principal Distribution Amount exceeds the Class A Certificate Principal Balance less the Principal Distribution Shortfall Carryover Amount with respect to such Class and Distribution Date, then such excess amount shall be allocated to the Class M-1 Principal Distribution Amount.

         "Class A Subaccounts": The Class A-1 Subaccount.

         "Class B Certificates": The Class B-1 Certificates and Class B-2 Certificates.

         "Class B Subaccounts": Any or all, as appropriate, of the Class B-1 or Class B-2 Subaccounts.

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         "Class B-1 Percentage": With respect to each Distribution Date, the percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the Adjusted Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date and the denominator of which is the Pool Scheduled Principal Balance of Assets immediately prior to such Distribution Date.

         "Class B-1 Principal Distribution Amount": For any Distribution Date will equal (i) as long as the Class A-1 Certificate Principal Balance, the Class M-1 Certificate Principal Balance and the Class M-2 Certificate Principal Balance have not been reduced to zero and prior to the Cross-over Date, zero,
(ii) on any Distribution Date as to which the Principal Distribution Tests are not met and the Class A-1 Certificate Principal Balance, the Class M-1 Certificate Principal Balance and the Class M-2 Certificate Principal Balance have not been reduced to zero, zero, (iii) on any Distribution Date as to which the Principal Distribution Tests are not met and the Class A-1 Certificate Principal Balance, the Class M-1 Certificate Principal Balance and the Class M-2 Certificate Principal Balance each have been reduced to zero, the Principal Distribution Amount, or (iv) on any other Distribution Date, the Class B-1 Percentage of the Principal Distribution Amount, in any case subject to increase as described in the last sentence of the definition of "Class B-2 Principal Distribution Amount." For any Distribution Date, if the Class B-1 Principal Distribution Amount exceeds the Class B-1 Certificate Principal Balance less the Principal Distribution Shortfall Carryover Amount with respect to such Class and Distribution Date, then such excess amount shall be allocated to the Class B-2 Principal Distribution Amount.

         "Class B-2 Floor Amount": With respect to any Distribution Date, either
(a) 1.50% of the aggregate principal balance of the Pool Scheduled Principal Balance as of the Cut-off Date, if the Class A-1 Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance and the Class B-1 Certificate Principal Balance have not been reduced to zero immediately prior to such Distribution Date, and (b) zero, if the Class A-1 Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance and the Class B-1 Certificate Principal Balance have been reduced to zero immediately prior to such Distribution Date.

         "Class B-2 Percentage": With respect to any Distribution Date, the percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the sum of the Class B-2 Adjusted Certificate Principal Balance and the Overcollateralization Amount, each immediately prior to such Distribution Date and the denominator of which is the Pool Scheduled Principal Balance of Assets immediately prior to such Distribution Date.

         "Class B-2 Principal Distribution Amount": For any Distribution Date will equal (i) as long as the Class A-1 Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance and the Class B-1 Certificate Principal Balance have not been reduced to zero, zero, (ii) on any Distribution Date as to which the Principal Distribution Tests are not met and the Class A-1 Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance and the Class B-1 Certificate Principal Balance have not been reduced to zero and prior to the Cross-over Date, zero, (iii) on any Distribution Date as to which the Principal Distribution Tests are not met and the Class A-1 Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate

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Principal Balance and the Class B-1 Certificate Principal Balance each have been reduced to zero, the Principal Distribution Amount, or (iv) on any other Distribution Date, the Class B-2 Percentage of the Principal Distribution
Amount. If the Class A-1 Certificate Principal Balance, the Class M-1
Certificate Principal Balance, the Class M-2 Certificate Principal Balance and the Class B-1 Certificate Principal Balance have not been reduced to zero on or before a Distribution Date, then amounts otherwise allocable as Class B-2 Principal Distribution Amounts shall be allocated first to the Class B-1 Principal Distribution Amount, then to the Class M-2 Principal Distribution Amount, then to the Class M-1 Principal Distribution Amount, then to the Class A Principal Distribution Amount, and finally to the Class B-2 Principal Distribution Amount, to the extent that allocation of such amounts to the Class B-2 Principal Distribution Amount would reduce the Class B-2 Certificate Principal Balance below the Class B-2 Floor Amount. On any Distribution Date, the Class B-2 Principal Distribution Amount shall not exceed the Class B-2 Certificate Principal Balance less the Principal Distribution Shortfall
Carryover Amount with respect to such Class and such Distribution Date. If the Class A-1 Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance and the Class B-1 Certificate Principal Balance have not been reduced to zero on or before a Distribution Date, then the amounts otherwise allocable to the Class B-2 Principal Distribution Amount shall be allocated first to the Class B-1
Principal Distribution Amount, next to the Class M-2 Principal Distribution Amount, next to the Class M-1 Principal Distribution Amount, next to the Class A Principal Distribution Amount, and finally to the Class B-2 Principal Distribution Amount, to the extent that allocation of these amounts to the Class B-2 Principal Distribution Amount would reduce the sum of the Class B-2 Certificate Principal Balance and the Current Overcollateralization Amount below the Total Floor Amount.

         "Class M Certificates": The Class M-1 and Class M-2 Certificates.

         "Class M Subaccounts": The Class M-1 and Class M-2 Subaccounts.

         "Class M-1 Percentage": With respect to any Distribution Date, the percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the Class M-1 Adjusted Certificate Principal Balance immediately prior to such Distribution Date and the denominator of which is the Pool Scheduled Principal Balance of the Assets immediately prior to such Distribution Date.

         "Class M-1 Principal Distribution Amount": For any Distribution Date will equal (i) as long as the Class A-1 Certificate Principal Balance has not been reduced to zero and prior to the Cross-over Date, zero, (ii) on any Distribution Date as to which the Principal Distribution Tests are not met and the Class A-1 Certificate Principal Balance has not been reduced to zero, zero,
(iii) on any Distribution Date as to which the Principal Distribution Tests are not met and the Class A-1 Certificate Principal Balance has been reduced to zero, the Principal Distribution Amount, or (iv) on any other Distribution Date, the Class M-1 Percentage of the Principal Distribution Amount, in any case subject to increase as described in the last sentence of the definition of "Class B-2 Principal Distribution Amount." For any Distribution Date, if the Class M-1 Principal Distribution Amount exceeds the Class M-1 Certificate Principal Balance less the Principal Distribution Shortfall Carryover Amount with respect to such Class and Distribution Date, then such amounts shall be allocated to the Class M-2 Principal Distribution Amount.

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         "Class M-2 Percentage": With respect to any Distribution Date, the percentage derived from the fraction (which shall not be greater than 1), the numerator of which is the Class M-2 Adjusted Certificate Principal Balance immediately prior to such Distribution Date and the denominator of which is the Pool Scheduled Principal Balance of the Assets immediately prior to such Distribution Date.

         "Class M-2 Principal Distribution Amount": For any Distribution Date will equal (i) as long as the Class A-1 Certificate Principal Balance and the Class M-1 Certificate Principal Balance has not been reduced to zero and prior to the Cross-over Date, zero, (ii) on any Distribution Date as to which the Principal Distribution Tests are not met and the Class A-1 Certificate Principal Balance and the Class M-1 Certificate Principal Balance has not been reduced to zero, zero, (iii) on any Distribution Date as to which the Principal Distribution Tests are not met and the Class A-1 Certificate Principal Balance and the Class M-1 Certificate Principal Balance has been reduced to zero, the Principal Distribution Amount, or (iv) on any other Distribution Date, the Class M-2 Percentage of the Principal Distribution Amount, in any case subject to increase as described in the last sentence of the definition of "Class B-2 Principal Distribution Amount." For any Distribution Date, if the Class M-2 Principal Distribution Amount exceeds the Class M-2 Certificate Principal Balance less the Principal Distribution Shortfall Carryover Amount with respect to such Class and Distribution Date, then such amounts shall be allocated to the Class B-1 Principal Distribution Amount.

         "Class R Certificates": The Class R Certificates, which represent beneficial ownership of both the Pooling REMIC Residual Interest and the Issuing REMIC Residual Interest.

         "Class R-1 Certificates": Following the division of the Class R Certificates into two separately transferable, certificated and fully registered certificates in accordance with Section 12(b) hereof, the Class R-1 Certificates, which will represent the Issuing REMIC Residual Interest.

         "Class R-2 Certificates": Following the division of the Class R Certificates into two separately transferable, certificated and fully registered certificates in accordance with 12(b) hereof, the Class R-2 Certificates, which will represent the Pooling REMIC Residual Interest.

         "Class X Carryover Strip Amount": With respect to the Class X Certificates on each Distribution Date, all amounts that were distributable on such Class as Class X Strip Amounts on previous Distribution Dates that remain unpaid.

         "Class X Certificates": The Class X Certificates created pursuant to
Section 3 hereof.

         "Class X Strip Amount": With respect to any Distribution Date, 30 days' interest on the Subaccount Principal Balance of the Class A, Class M and Class B Subaccounts, at a rate equal to the positive difference, if any, between the Weighted Average Net Asset Rate and the weighted average of the Pass-Through Rates on the Class A, Class M and Class B Subaccounts. Solely for the purposes of those calculations, the Pass-Through Rates of the Class A, Class M and Class B Subaccounts shall be the Pass-Through Rates on the respective Corresponding Certificates.

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         "Closing Date": September 28, 2000.

         "Corporate Trust Office": The address set forth hereinbelow under "Trustee."

         "Corresponding Certificates": For any Subaccount, the Class of Certificates bearing the same letter and numerical designation as that borne by such Subaccount.

         "Corresponding Subaccount" For any Class of Certificates, the Subaccount bearing the same letter and numerical designation as that borne by such Class.

         "Cross-over Date": The later to occur of (a) the Distribution Date occurring in April 2005 or (b) the first Distribution Date on which the percentage equivalent of a fraction (which shall not be greater than 1) the numerator of which is the sum of the aggregate Adjusted Certificate Principal Balance of the Subordinated Certificates and the Current Overcollateralization Amount, for such Distribution Date and the denominator of which is the Pool Scheduled Principal Balance on such Distribution Date, equals or exceeds 1.96 times the percentage equivalent of a fraction (which shall not be greater than 1) the numerator of which is the sum of the initial aggregate Adjusted Certificate Principal Balance of the Subordinated Certificates and the Current Overcollateralization Amount as of September 1, 2000 and the denominator of which is the Pool Scheduled Principal Balance as of September 1, 2000.

         "Cumulative Realized Losses": With respect to any Distribution Date, the aggregate Realized Losses incurred on the Assets during the period from September 1, 2000 through the end of the related Prepayment Period.

         "Current Overcollateralization Amount": As of any Distribution Date, the positive difference, if any, between the Scheduled Principal Balance of the Assets and the Certificate Principal Balance of all then outstanding Classes of Certificates.

         "Current Realized Loss Ratio": With respect to any Distribution Date, the annualized percentage derived from the fraction, the numerator of which is the sum of the aggregate Realized Losses for the three preceding Prepayment Periods and the denominator of which is the arithmetic average of the Pool Scheduled Principal Balances for such Distribution Date and the preceding two Distribution Dates.

         "Cut-off Date": With respect to the Initial Assets, September 1, 2000, and with respect to the Subsequent Assets, the date such subsequent assets are transferred to the Trust.

         "ERISA Restricted Certificates": The Class M-1, Class M-2, Class B-1, Class B-2, Class X and Class R Certificates.

         "Excess Subaccount Principal Balance": With respect to each Subaccount, the excess, if any, of the Subaccount Principal Balance over the Certificate Principal Balance of the Corresponding Certificates.

         "Initial Assets": The Assets identified on Schedule I hereto.

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         "Institutional Holder": An insurance company whose long-term debt is rated at least A- (or equivalent rating) by a Rating Agency, or an equivalent rating from any other nationally recognized statistical rating organization.

         "Interest Deficiency Amount": With respect to the Class M-1 Certificates, Class M-2 Certificates, Class B-1 Certificates or the Class B-2 Certificates and any Distribution Date, the sum of any of the Interest Distribution Amount, Carryover Interest Distribution Amount, Writedown Interest Distribution Amount and Carryover Writedown Interest Distribution Amount for such Class that would remain unpaid after application of the Available Distribution Amount in accordance with Sections 5(a) hereof.

         "Interest Deficiency Withdrawal": With respect to any Distribution Date and the:

                  (i) Class M-1 Certificates, the lesser of (A) the applicable Interest Deficiency Amount, (B) the positive difference, if any, between $565,858.50 and the sum of all previous Interest Deficiency Withdrawals made with respect to the Class M-1 Certificates and (C) the amount remaining on deposit in the Certificate Account after withdrawal of the Remittance Amount and amounts withdrawn therefrom pursuant to Section 4.03(1A) through (4) of the Standard Terms.

                  (ii) Class M-2 Certificates, the lesser of (A) the applicable Interest Deficiency Amount, (B) the positive difference, if any, between $326,251.75 and the sum of all previous Interest Deficiency Withdrawals made with respect to the Class M-2 Certificates and (C) the amount remaining on deposit in the Certificate Account after withdrawal of the Remittance Amount and amounts withdrawn therefrom pursuant to Section 4.03(1A) through (4) of the Standard Terms.

                  (iii) Class B-1 Certificates, the lesser of (A) the applicable Interest Deficiency Amount, (B) the positive difference, if any, between $313,921.50 and the sum of all previous Interest Deficiency Withdrawals made with respect to the Class B-1 Certificates and (C) the amount remaining on deposit in the Certificate Account after withdrawal of the Remittance Amount and amounts withdrawn therefrom pursuant to Section 4.03(1A) through (4) of the Standard Terms.

                  (iv) Class B-2 Certificates, the lesser of (A) the applicable Interest Deficiency Amount, (B) the positive difference, if any, between $384,903.75 and the sum of all previous Interest Deficiency Withdrawals made with respect to the Class B-2 Certificates and (C) the amount remaining on deposit in the Certificate Account after withdrawal of the Remittance Amount and amounts withdrawn therefrom pursuant to Section 4.03(1A) through (4) of the Standard Terms.

         "Interest Distribution Amount": On each Distribution Date, an amount equal to interest accrued at the applicable Pass-Through Rate for the related Interest Accrual Period on (i) in the case of each Class of the Class A Certificates or the Class A Subaccounts, the Certificate Principal Balance of such Class or the Subaccount Principal Balance of such Subaccount, respectively,

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immediately prior to that Distribution Date and (ii) in the case of the
Subordinated Certificates or the Corresponding Subaccounts, on the Adjusted Certificate Principal Balance of such Class or the Subaccount Principal Balance of such Subaccount, respectively, immediately prior to that Distribution Date.

         "Issuing REMIC": The Trust REMIC consisting of the Subaccounts.

         "Issuing REMIC Residual Interest": The residual interest (as defined in Code section 860G(a)(2)) in the Issuing REMIC.

         "Non-Priority Interest Distribution Amount": For any Subaccount, on any Distribution Date, an amount equal to the positive difference, if any, between
(i) the related Interest Distribution Amount for such Subaccount and (ii) the related Priority Interest Distribution Amount for such Subaccount.

         "Notional Principal Balance": The Notional Principal Balance of the Class X Certificates on any date shall equal the sum of all of the Subaccount Principal Balances on such date.

         "Overcollateralization Reduction Amount": With respect to each Distribution Date, the positive difference, if any, between the Current Overcollateralization Amount and the Target Overcollateralization Amount; provided, however, that if on any Distribution Date the Principal Distribution Tests are not satisfied, then the Overcollateralization Reduction Amount shall equal zero.

         "Pass-Through Rate": With respect to each Class of Certificates (except the Class X Certificates and the Residual Certificates) on any Distribution Date, the per annum rate for such Class set forth in the table in Section 3 hereof. With respect to any Subaccount on any Distribution Date, the then applicable Weighted Average Net Asset Rate.

         "Pooling REMIC": The Trust REMIC consisting of the Assets and the Distribution Account.

         "Pooling REMIC Residual Interest": The residual interest (as defined in Code section 860G(a)(2)) in the Pooling REMIC.

         "Pre-Funded Amount":  $64,416,658, as reduced from time to time.

         "Pre-Funding Account": The account so designated and established pursuant to Section 8 hereof.

         "Pre-Funding Period": The period beginning on the Closing Date and ending on the close of business on December 27, 2000.

         "Principal Distribution Shortfall Carryover Amount": With respect to each Distribution Date and each Class of Certificates, an amount equal to all Principal Distribution Amounts

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distributable on such Class from previous Distribution Dates that have not yet been distributed on such Class of Certificates. With respect to each Distribution Date and each Corresponding Subaccount, an amount equal to all Principal Distribution Amounts distributable on the Corresponding Certificates from previous Distribution Dates that have not yet been distributed on such Corresponding Certificates.

         "Principal Distribution Tests": With respect to each Distribution Date:
(a) the Average Sixty-Day Delinquency Ratio as of such Distribution Date does not exceed 5.5%; (b) the Cumulative Realized Losses as of such Distribution Date do not exceed an amount equal to the percentage set forth below of the initial aggregate Certificate Principal Balance of all the Certificates:

         Distribution Dates                                         Percentage
         ------------------                                         ----------

         April 2005 through September 2006                              7%

         October 2006 through September 2007                            8%

         October 2007 through March 2009                               9.5%

         April 2009 and after                                          10.5%

; and (c) the Current Realized Loss Ratio as of such Distribution Date does not exceed 3.00%.

         "Priority Interest Distribution Amount": For any Subaccount, on any Distribution Date, an amount equal to the Interest Distribution Amount for the Corresponding Certificates.

         "Private Certificates": The Class B-2 Certificates, Class X Certificates and Residual Certificates.

         "Qualified Bidders": Firms and institutions that are engaged in the business of buying and selling manufactured housing paper.

         "Rating Agency": Each of Standard & Poor's, a division of The McGraw-Hill Companies, Inc. (55 Water Street, New York, New York 10041), and Moody's Investors Service, Inc. (99 Church Street, New York, New York 10007).

         "Regular Certificates": The Class A Certificates, Class M Certificates, Class B Certificates and Class X Certificates.

         "Residual Certificates": The Class R Certificates or, following the division of the Class R Certificates into two separately transferable, certificated and fully registered certificates in accordance with Section 12(b) hereof, the Class R-1 Certificates and Class R-2 Certificates.

         "Rule 144A Certificates": The Class B-2, Class X and Residual Certificates.

         "Seller": Oakwood Capital Corp., a Nevada corporation.

         "Servicer's Representations and Warranties Agreement": The Servicer's Representations and Warranties Agreement, dated as of September 1, 2000, by and between OMI and OAC.

         "Servicing Fee Rate": 1.00% per annum.

         "Subaccount": Each of the following five subaccounts established solely for purposes of the REMIC Provisions by the Trustee, which have the Pass-Through Rates and initial Subaccount Principal Balances set forth below:

                                                                    Initial
                                                                   Subaccount
             Subaccount             Pass-Through Rate          Principal Balance
             ----------             -----------------          -----------------

                A-1                        (1)                    $189,284,000
                M-1                        (1)                     $26,660,000
                M-2                        (1)                     $14,663,000
                B-1                        (1)                     $13,330,000
                B-2                        (1)                     $14,663,000

                  (1) The Pass-Through Rate on each Subaccount for any Distribution Date shall be equal to the Weighted Average Net Asset Rate.

         The Final Scheduled Distribution Date for each Subaccount is as follows:

                                                           Final Scheduled
          Subaccount                                     Distribution Dates
          ----------                                     ------------------

              A-1                                          April 15, 2030
              M-1                                         October 15, 2030
              M-2                                         October 15, 2030
              B-1                                         October 15, 2030
              B-2                                         October 15, 2030

For purposes of Treasury Regulation ss.1.860G-1(a)(4), the latest possible maturity date for each of the Subaccounts shall be its final Scheduled Distribution Date as set forth above.

         "Subaccount Principal Balance": With respect to each Subaccount, on any date of determination, the amount identified as the "Initial Subaccount Principal Balance" of such Subaccount in the definition of "Subaccount" above, minus all amounts allocated to such Subaccount in reduction of its Subaccount Principal Balance pursuant to Sections 5(a) and 7 hereof.

         "Subordinated Certificates": The Class M-1, Class M-2, Class B-1, Class B-2, Class X and Residual Certificates.

         "Subsequent Assets": The Assets identified on Schedule II hereto.

         "Subsequent Transfer Date": The date on which Subsequent Assets are transferred to the Trust pursuant to the Sales Agreement.

         "Supplemental Servicing Fee": For any Distribution Date (a) on which Oakwood Acceptance Corporation is the Servicer, zero, or (b) on any other Distribution Date, the sum of (i) the product obtained by multiplying (A) one-twelfth of the Supplemental Servicing Fee Rate by (B) the aggregate Scheduled Principal Balance of the Assets immediately prior to the preceding Collection Period (without giving effect to any Principal Prepayments, Net Liquidation Proceeds and Repurchase Prices received (or Realized Losses incurred) on the day preceding the beginning of such Collection Period) and (ii) reasonable costs and expenses necessary to physically relocate Repo Properties then in the possession of the terminated Servicer to the possession of the successor Servicer.

         "Supplemental Servicing Fee Rate": The fixed rate determined by the Trustee as being necessary to compensate any successor Servicer (in addition to the Servicing Fee then in effect) to service the Assets after an Event of Default pursuant to Section 7.01 of the Standard Terms, which rate shall not exceed the then current "market rate" for servicing a portfolio of assets comparable to the Assets, and shall not be greater than 0.50% per annum.

         "Target Overcollaterization Amount": With respect to (i) any Distribution Date prior to the Cross-over Date, shall equal 6.00% of the Scheduled Principal Balance of the Assets as of September 1, 2000, and (ii) for any other Distribution Date, shall equal the lesser of (x) 6.00% of the Scheduled Principal Balance of the Assets as of September 1, 2000, and (y) 10.5% of the then current Pool Scheduled Principal Balance of the Assets; provided, however, that in no event shall the Target Overcollateralization Amount be less than 0.50% of the Scheduled Principal Balance of the Assets as of September 1, 2000.

         "Total Floor Amount": With respect to any Distribution Date, either (a) 2.0% of the aggregate Pool Scheduled Principal Balance as of September 1, 2000, if the Class A-1 Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance and the Class B-1 Certificate Principal Balance have not been reduced to zero immediately prior to such Distribution Date, and the sum of the Current Overcollateralization Amount and the Class B-2 Floor Amount is less than 2.00% of the Pool Scheduled Principal Balance as of September 1, 2000 or (b) zero, in any other case.

         "Trustee": Wells Fargo Bank Minnesota, National Association, not in its individual capacity but solely as Trustee under this Pooling and Servicing Agreement, or any successor trustee appointed as herein provided. Notices to the Trustee shall be sent to MAC N9311-161, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attn: Corporate Trust Services - Asset-Backed Administration/OMI Trust 2000-C (the "Corporate Trust Office"), or its successor in interest.

         "Trustee Fee": On each Distribution Date, the sum of (a) $4,500, and
(b) the reasonable out-of-pocket expenses of the Trustee, pursuant to Section
8.05 of the Standard Terms

         "Trustee Fee Rate": For any Distribution Date, the percentage equivalent of a fraction, which shall not be greater than 1, the numerator of which is the Trustee Fee for such Distribution Date, and the denominator of which is the aggregate Scheduled Principal Balance of the Assets immediately prior to the preceding Collection Period (without giving effect to any Principal Prepayments, Net Liquidation Proceeds and Repurchase Prices received (or Realized Losses incurred) on day preceding the beginning of such Collection Period.

         "Trust REMIC": Each of the Pooling REMIC and the Issuing REMIC.

         "Underwriter": Credit Suisse First Boston Corporation (whose address is 11 Madison Avenue, New York, New York 10010).

         "Weighted Average Net Asset Rate": With respect to any Distribution Date, the weighted average of the Asset Rates applicable to the Monthly Payments that were due during the related Collection Period on Assets that were Outstanding at the beginning of the related Prepayment Period, less the sum of the Servicing Fee Rate, the Supplemental Servicing Fee Rate and the Trustee Fee Rate.

         "Writedown Amount": With respect to each Distribution Date, the amount, if any, by which (i) the aggregate Certificate Principal Balance of all the Certificates, after all distributions have been made on the Certificates on such Distribution Date pursuant to Section 5(b) hereof, exceeds (ii) the Pool Scheduled Principal Balance of the Assets for the next Distribution Date.

         "Writedown Interest Distribution Amount": With respect to each Distribution Date and each Class of Subordinated Certificates, interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on any related Writedown Amount. With respect to each Distribution Date and each Corresponding Subaccount, interest accrued during the related Interest Accrual Period on any related Writedown Amount at the Pass-Through Rate applicable to the Corresponding Certificates.

Section 3. Certificates.
           -------------

         The aggregate initial principal amount of Certificates that may be executed and delivered under this Pooling and Servicing Agreement is limited to $258,600,000, except for Certificates executed and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Sections 5.04 or 5.07 of the Standard Terms. The Certificates shall be issued in seven Classes having the designations, initial Certificate Principal Balances, Pass-Through Rates and Final Scheduled Distribution Dates set forth or described below:

                   Initial Certificate     Pass Through       Final Scheduled
    Designation    Principal Balance           Rate          Distribution Dates
    -----------          --------              ----          ------------------
A-1                    $189,284,000            (1)             April 15, 2030
M-1                    $26,660 ,000            (2)            October 15, 2030
M-2                    $14,663 ,000            (3)            October 15, 2030
B-1                     $13,330,000            (4)            October 15, 2030
B-2                    $14,663 ,000            (5)            October 15, 2030
X                           (6)                (6)            October 15, 2030
R                           (7)                (7)            October 15, 2030

         (1) The Pass-Through Rate on the Class A-1 Certificates for any Distribution Date shall be equal to the lesser of (i) 7.72% per annum and (ii) the Weighted Average Net Asset Rate of the Assets.

         (2) The Pass-Through Rate on the Class M-1 Certificates for any Distribution Date shall be equal to the lesser of (i) 8.49% per annum and (ii) the Weighted Average Net Asset Rate of the Assets.

         (3) The Pass-Through Rate on the Class M-2 Certificates for any Distribution Date shall be equal to the lesser of (i) 8.90% per annum and (ii) the Weighted Average Net Asset Rate of the Assets.

         (4) The Pass-Through Rate on the Class B-1 Certificates for any Distribution Date shall be equal to the lesser of (i) 9.42% per annum and (ii) the Weighted Average Net Asset Rate of the Assets.

         (5) The Pass-Through Rate on the Class B-2 Certificates for any Distribution Date shall be equal to the lesser of (i) 10.50% per annum and (ii) the Weighted Average Net Asset Rate of the Assets

         (6) The Class X Certificates shall have no Certificate Principal Balance and no Pass-Through Rate. The Class X Certificates will represent the right to receive, on each Distribution Date, the applicable Class X Strip Amount and any Class X Carryover Strip Amount.

         (7) The Class R Certificates shall have no Certificate Principal Balance and no Pass-Through Rate, and shall represent the residual interest in both the Pooling REMIC and the Issuing REMIC. Following the division of the Class R Certificates into two separately transferable, certificated and fully registered certificates in accordance with
         Section 12(b) hereof, the Class R-1 and Class R-2 Certificates shall have no Certificate Principal Balances and no Pass-Through Rates and shall represent the residual interest in the Issuing REMIC and the Pooling REMIC, respectively.

         (7) For purposes of Treasury Regulation ss.1.860G-1(a)(4), the latest possible maturity date of each Class of Certificates shall be the Final Scheduled Distribution Date.

Section 4. Denominations.
           --------------

         The Book-Entry Certificates will be registered as one or more certificates in the name of the Clearing Agency or its nominee. Beneficial interests in the Book-Entry Certificates will be held by the Beneficial Owners through the book-entry facilities of the Clearing Agency, in minimum denominations of $1,000 and integral multiples of $1 in excess thereof.

         The Class X Certificates and the Residual Certificates will be issued in certificated, fully registered form. The Class X Certificates and the Residual Certificates will be issued in minimum Percentage Interests equal to 10%.

Section 5. Distributions.
           --------------

         (a) On each Distribution Date, the Trustee (or the Paying Agent on behalf of the Trustee) shall allocate the Available Distribution Amount to the various Subaccounts, and, where applicable, OAC, to the extent of the amount thereof remaining after application pursuant to clauses (1A) through (4) of
Section 4.03 of the Standard Terms, in the following manner and in the following order of priority as directed in writing by the Servicer:

         (i) First, to the Class A-1 Subaccount, (A) first, the related Priority Interest Distribution Amount for such Distribution Date, and (B) second, the related Carryover Interest Distribution Amount for such Distribution Date, if any;

         (ii) Second, to the Class M-1 Subaccount, (A) first, the related Priority Interest Distribution Amount for such Distribution Date, and
         (B) second, any related Carryover Interest Distribution Amount for such Distribution Date;

         (iii) Third, to the Class M-2 Subaccount, (A) first, the related Priority Interest Distribution Amount for such Distribution Date, and
         (B) second, any related Carryover Interest Distribution Amount for such Distribution Date;

         (iv) Fourth, to the Class B-1 Subaccount, (A) first, the related Priority Interest Distribution Amount for such Distribution Date, and
         (B) second, any related Carryover Interest Distribution Amount for such Distribution Date;

         (v) Fifth, to the Class B-2 Subaccount, (A) first, the related Priority Interest Distribution Amount for such Distribution Date, and (B) second, any related Carryover Interest Distribution Amount for such Distribution Date;

         (vi) Sixth, to the Class A-1 Subaccount, the related Principal Distribution Shortfall Carryover Amount for the Class A-1 Subaccount, if any, for such Distribution Date;

         (vii) Seventh, to the Class A-1 Subaccount, the Class A Principal Distribution Amount, in reduction of its Subaccount Principal Balance, until it has been reduced to zero.

         (viii) Eighth, to the Class M-1 Subaccount, (A) first, any related Writedown Interest Distribution Amount for such Distribution Date, (B) second, any related Carryover Writedown Interest Distribution Amount for such Distribution Date, (C) third, the related Principal Distribution Shortfall Carryover Amount for the Class M-1 Subaccount, if any, for such Distribution Date, and (D) fourth, the Class M-1 Principal Distribution Amount, in reduction of the Subaccount Principal Balance of such Class, until the Class M-1 Certificate Principal Balance is reduced to zero;

         (ix) Ninth, to the Class M-2 Subaccount, (A) first, any related Writedown Interest Distribution Amount for such Distribution Date, (B) second, any related Carryover Writedown Interest Distribution Amount for such Distribution Date, (C) third, the related Principal Distribution Shortfall Carryover Amount for the Class M-2 Subaccount, if any, for such Distribution Date, and (D) fourth, the Class M-2 Principal Distribution Amount, in reduction of the Subaccount Principal Balance of such Class, until the Class M-2 Certificate Principal Balance is reduced to zero;

         (x) Tenth, to the Class B-1 Subaccount, (A) first, any related Writedown Interest Distribution Amount for such Distribution Date, (B) second, any related Carryover Writedown Interest Distribution Amount for such Distribution Date, (C) third, the related Principal Distribution Shortfall Carryover Amount for the Class B-1 Subaccount, if any, for such Distribution Date, and (D) fourth, the Class B-1 Principal Distribution Amount, in reduction of the Subaccount Principal Balance of such Class, until the Class B-1 Certificate Principal Balance is reduced to zero;

         (xi) Eleventh, to the Class B-2 Subaccount, (A) first, any related Writedown Interest Distribution Amount for such Distribution Date, (B) second, any related Carryover Writedown Interest Distribution Amount for such Distribution Date, (C) third, the related Principal Distribution Shortfall Carryover Amount for the Class B-2 Subaccount, if any, for such Distribution Date, and (D) fourth, the Class B-2 Principal Distribution Amount, in reduction of the Subaccount Principal Balance of such Class, until the Class B-2 Certificate Principal Balance is reduced to zero;

         (xii) Twelfth, if Oakwood Acceptance Corporation is the Servicer, to the Servicer in the following order: first, the entire Servicing Fee with respect to the related Collection Period, and thereafter all Servicing Fees from previous Distribution Dates remaining unpaid;

         (xiii) Thirteenth, to each Subaccount, (i) first, its Carryover Non-Priority Interest Distribution Amount for such Distribution Date,
         (ii) second, its Non-Priority Interest Distribution Amount for such Distribution Date, and (iii) its remaining Subaccount Principal Balance in each case with the Available Distribution Amount being allocated among the Subaccounts pro rata based upon the total Excess Subaccount Principal Balance remaining to be paid with respect to each Subaccount; and

         (xvi) Finally, any remainder to Holders of the Pooling REMIC Residual Interest.

         (b) On each Distribution Date, after all Subaccount allocations have been made as described in Section 5(a) above and Section 7 below, the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw all amounts allocated to the various Subaccounts, and shall distribute such amounts in the following manner and in the following order of priority:

         (i) First, to the Class A-1 Certificates, (A) first, the related Interest Distribution Amount for such Distribution Date, and (B) second, the related Carryover Interest Distribution Amount, if any, for such Distribution Date;

         (ii) Second, to the Class M-1 Certificates, (A) first, the related Interest Distribution Amount for such Distribution Date, and (B) second, any related Carryover Interest Distribution Amount for such Distribution Date;

         (iii) Third, to the Class M-2 Certificates, (A) first, the related Interest Distribution Amount for such Distribution Date, and (B) second, any related Carryover Interest Distribution Amount for such Distribution Date;

         (iv) Fourth, to the Class B-1 Certificates, (A) first, the related Interest Distribution Amount for such Distribution Date, and (B) second, any related Carryover Interest Distribution Amount for such Distribution Date;

         (v) Fifth, to the Class B-2 Certificates, (A) first, the related Interest Distribution Amount for such Distribution Date and (B) second, any related Carryover Interest Distribution Amount for such Distribution Date;

         (vi) Sixth, to the Class A-1 Certificates, the related Principal Distribution Shortfall Carryover Amount for the Class A-1 Certificates, if any, for such Distribution Date;

         (vii) Seventh, to the Class A-1 Certificates, the Class A-1 Principal Distribution Amount, in reduction of the Certificate Principal Balance of such Class, until it has been reduced to zero;

         (viii) Eighth, to the Class M-1 Certificates, (A) first, any related Writedown Interest Distribution Amount for such Distribution Date, (B) second, any related Carryover Writedown Interest Distribution Amount for such Distribution Date, (C) third, the related Principal Distribution Shortfall Carryover Amount for the Class M-1 Certificates, if any, for such Distribution Date, and (D) fourth, the Class M-1 Principal Distribution Amount, in reduction of the Certificate Principal Balance of such Class, until it is reduced to zero;

         (ix) Ninth, to the Class M-2 Certificates, (A) first, any related Writedown Interest Distribution Amount for such Distribution Date, (B) second, any related Carryover Writedown Interest Distribution Amount for such Distribution Date, (C) third, the related Principal Distribution Shortfall Carryover Amount for the Class M-2 Certificates, if any, for such Distribution Date, and (D) fourth, the Class M-2 Principal Distribution Amount, in reduction of the Certificate Principal Balance of such Class, until it is reduced to zero;

         (x) Tenth, to the Class B-1 Certificates, (A) first, any related Writedown Interest Distribution Amount for such Distribution Date, (B) second, any related Carryover Writedown Interest Distribution Amount for such Distribution Date, (C) third, the related Principal Distribution Shortfall Carryover Amount for the Class B-1 Certificates, if any, for such Distribution Date, and (D) fourth, the Class B-1 Principal Distribution Amount, in reduction of the Certificate Principal Balance of such Class, until it is reduced to zero;

         (xi) Eleventh, to the Class B-2 Certificates, (A) first, any related Writedown Interest Distribution Amount for such Distribution Date, (B) second, any related Carryover Writedown Interest Distribution Amount for such Distribution Date, (C) third, the related Principal Distribution

Shortfall Carryover Amount for the Class B-2 Certificates, if any, for such Distribution Date, and (D) fourth, the Class B-2 Principal Distribution Amount, in reduction of the Certificate Principal Balance of such Class, until it is reduced to zero;

         (xii) Twelfth, to the Class A-1, Class M-1, Class M-2, Class B-1 and Class B-2 Certificates, in that order, the Accelerated Principal Distribution Amount for such Distribution Date, in reduction of the Certificate Principal Balance of each class until such balance has been reduced to zero.

         (xiii) Thirteenth, to the Class X Certificates, in the following sequential order:

                  (A) the current Class X Strip Amount; and

                  (B) any Class X Carryover Strip Amount; and

         (xvi) Finally, any remainder to the holders of the Issuing REMIC Residual Interest.

         (c) On each Distribution Date for which the applicable Remittance Report indicates that one or more Interest Deficiency Withdrawals is required, after making the withdrawals and applications described in Section 5.02(a) and
(b), the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw from the Certificate Account and allocate the Interest Deficiency Withdrawal, based upon the information set forth in the related Remittance Report, in the following manner and in the following order of priority:

                  (i) to the Class M-1 Subaccount, the Interest Deficiency Withdrawal for such Class, if any;

                  (ii) to the Class M-2 Subaccount, the Interest Deficiency Withdrawal for such Class, if any;

                  (iii) to the Class B-1 Subaccount, the Interest Deficiency Withdrawal for such Class, if any;

                  (iv) to the Class B-2 Subaccount, the Interest Deficiency Withdrawal for such Class, if any; and

                  (v) Finally, any remainder to Holders of the Pooling REMIC Residual Interest.

         (d) On each Distribution Date, after all Subaccount allocations have been made as described in Section 5(c) above, the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw all amounts allocated to the various Subaccounts pursuant to Section 5(c) above, and shall distribute such amounts in the following manner and in the following order of priority all in accordance with the related Remittance Report:

                  (i) to the Class M-1 Certificates, the Interest Deficiency Withdrawal for such Class, if any;

                  (ii) to the Class M-2 Certificates, the Interest Deficiency Withdrawal for such Class, if any; and

                  (iii) to the Class B-1 Certificates, the Interest Deficiency Withdrawal for such Class, if any;

                  (iv) to the Class B-2 Certificates, the Interest Deficiency Withdrawal for such Class, if any; and

                  (v) Finally, any remainder to the holders of the Issuing REMIC Residual Interest.

         (e) All distributions or allocations made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. So long as the Book-Entry Certificates are registered in the name of a Clearing Agency or its nominee, the Trustee shall make all distributions or allocations on such Certificates by wire transfers of immediately available funds to the Clearing Agency or its nominee. In the case of Certificates issued in fully-registered, certificated form, payment shall be made either (i) by check mailed to the address of each Certificateholder as it appears in the Certificate Register on the Record Date immediately prior to such Distribution Date or (ii) by wire transfer of immediately available funds to the account of a Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and such Holder is (A) with respect to any Class A, Class M or Class B Certificates issued after the Closing Date in certificated, fully-registered form, the registered owner of Class A, Class M or Class B Certificates with an aggregate initial Certificate Principal Balance of at least $1,000,000, and (B) with respect to the Residual Certificates or Class X Certificates, the registered owner of the Residual Certificates or Class X Certificates evidencing an aggregate Percentage Interest of at least 50%. The Trustee may charge any Holder its standard wire transfer fee for any payment made by wire transfer. Final distribution on the Certificates will be made only upon surrender of the Certificates at the offices of the Trustee set forth in the notice of such final distribution sent by the Trustee to all Certificateholders pursuant to Section 9.01 of the Standard Terms.

         (f) (1) Any amounts remaining in the Distribution Account on any Distribution Date after all allocations and distributions required to be made by this Pooling and Servicing Agreement have been made, and any amounts remaining in the Pooling REMIC after payment in full of all of the Regular Interests therein and any administrative expenses associated with the Trust, will be distributed to the Holders of the Pooling REMIC Residual Interest.

                  (2) Any amounts remaining in the Subaccounts on any Distribution Date after all distributions required to be made by this Pooling and Servicing Agreement have been made, and any amounts remaining in the Issuing REMIC after payment in full of the Regular Interests therein and any administrative expenses associated with the Trust, will be distributed to the Holders of the Issuing REMIC Residual Interest.

Section 6. Capitalized Interest Account.
           -----------------------------

         (a) On or before the Closing Date, the Trustee shall establish a capitalized interest account (the "Capitalized Interest Account"), which must be an Eligible Account. The Capitalized Interest Account is to be held by and for the benefit of the Trustee on behalf of the Certificateholders, and shall be either in the Trustee's name or designated in a manner that reflects the custodial nature of the account and that all funds (including investment earnings thereon) in such account are held for the benefit of the Trustee.

         (b) On or before the Closing Date, OMI shall deposit $788,451.61 in the Capitalized Interest Account. The Capitalized Interest Account Withdrawal Amount shall be withdrawn by the Trustee in accordance with the Remittance Report prepared by the Servicer and deposited into the Distribution Account on the Business Day immediately preceding any Capitalized Interest Account Distribution Date if, on such Distribution Date, the Capitalized Interest Account Withdrawal Amount would be greater than zero.

         (c) The Capitalized Interest Account shall be part of the Trust, but not part of the Pooling REMIC or the Issuing REMIC. The Trustee, on behalf of the Trust, shall be the legal owner of the Capitalized Interest Account. OMI shall be the beneficial owner of the Capitalized Interest Account, subject to the foregoing power of the Trustee to transfer amounts in the Capitalized Interest Account to the Distribution Account. Funds in the Capitalized Interest Account shall, at the direction of the Servicer, be invested in Eligible Investments that mature no later than the Business Day prior to the related Capitalized Interest Account Distribution Date. All amounts earned on deposits in the Capitalized Interest Account shall be taxable to OMI. The Trustee shall release to OMI all investment earnings in the Capitalized Interest Account upon written notice from an officer of OMI to the Trustee that all of the Subsequent Assets have been transferred to the Trust. The Capitalized Interest Account shall be an "outside reserve fund" within the meaning of Treasury regulation section 1.806G-2(h). The owner of the Capitalized Interest Account shall be OMI. For all federal tax purposes, amounts transferred by either the Pooling REMIC or the Issuing REMIC to the Capitalized Interest Account shall be treated as amounts distributed by the applicable REMIC to OMI.

Section 7. Allocation of Writedown Amounts.
           --------------------------------

         On each Distribution Date, after all required distributions have been made on the Certificates pursuant to Section 5 above, the Writedown Amount, if any, shall be allocated on such Distribution Date in the following manner and in the following order of priority:

         (a) First, to the Class B-2 Subaccount, to be applied in reduction of the Adjusted Subaccount Principal Balance of such Subaccount, until the Adjusted Subaccount Principal Balance has been reduced to zero;

         (b) Second, to the Class B-1 Subaccount, to be applied in reduction of the Adjusted Subaccount Principal Balance of such Subaccount, until the Adjusted Subaccount Principal Balance has been reduced to zero;

         (c) Third, to the Class M-2 Subaccount, to be applied in reduction of the Adjusted Subaccount Principal Balance of such Subaccount, until the Adjusted Subaccount Principal Balance has been reduced to zero; and

         (d) Finally, to the Class M-1 Subaccount, to be applied in reduction of the Adjusted Subaccount Principal Balance of such Subaccount, until the Adjusted Subaccount Principal Balance has been reduced to zero;

         (e) Writedown Amounts allocated to the Class B-2, Class B-1, Class M-2 and Class M-1 Subaccounts pursuant to this Section 7 shall be allocated to the Class B-2, Class B-1, Class M-2 and Class M-1 Certificates, respectively, until the Adjusted Certificate Principal Balance of each such Class has been reduced to zero.

Section 8. Pre-Funding Account.
           --------------------

         (a) On or before the Closing Date, the Trustee shall establish a pre-funding account (the "Pre-Funding Account"), which must be an Eligible Account. The Pre-Funding account is to be held by and for the benefit of the Trustee on behalf of the Certificateholders, and shall be either in the Trustee's name or designated in a manner that reflects the custodial nature of the account and that all funds (excluding investment earnings thereon) in such account are held for the benefit of the Trustee.

         (b) On or before the Closing Date, OMI shall deposit $64,416,658 in the Pre-Funding Account. Amounts on deposit in the Pre-Funding Account shall be withdrawn by the Trustee as follows:

                  (1) Pursuant to and in accordance with the Sales Agreement and a notice of direction from an officer of OMI substantially in the form of Exhibit PF herein, on any Subsequent Transfer Date, the Trustee shall withdraw an amount equal to 100% of the Scheduled Principal Balance as of the related Subsequent Transfer Date of each Subsequent Asset transferred and assigned to the Trustee on such Subsequent Transfer Date and pay such amount to or upon the order of OMI with respect to such transfer and assignment.

                  (2) On each Subsequent Transfer Date, OMI shall sell to the Trustee, without recourse, the Subsequent Assets referred to on the related Exhibit PF pursuant to the provisions of Article II of the Standard Terms, and this Agreement. On each Subsequent Transfer Date Servicer shall execute and deliver a Servicer Custodial Certification pursuant to Section 2.02(b) of the Standard Terms, and the Trustee shall execute and deliver an Initial Certification pursuant to Section 2.03(c)(1) of the Standard Terms

                  (3) On the last day of the Pre-Funding Period, the Trustee shall deposit into the Distribution Account any amounts then remaining in the Pre-Funding Account, net of investment earnings, which amounts shall be included in the Available Distribution Amount for the next Distribution Date and distributed as an additional prepayment of principal to Certificateholders in accordance with the Remittance Report prepared by the Servicer then entitled to such distributions.

         (c) The Pre-Funding Account shall be part of the Trust, but not part of the Pooling REMIC or the Issuing REMIC. The Trustee, on behalf of the Trust, shall be the legal owner of the Pre-Funding Account. OMI shall be the beneficial owner of the Pre-Funding Account, subject to the foregoing power of the Trustee to transfer amounts in the Pre-Funding Account to the Distribution Account. Funds in the Pre-Funding Account shall, at the direction of the Servicer, be invested in Eligible Investments that mature no later than the Business Day prior to the next occurring Distribution Date. All amounts earned on deposits in the Pre-Funding Account shall be taxable to OMI. The Trustee shall release to OMI all investment earnings in the Pre-Funding Account on the Business Day immediately following the end of the Pre-Funding Period.

         (d) Each Subsequent Asset acquired by the Trust with funds from the Pre-Funding Account shall be acquired pursuant to a fixed price contract within the meaning of I.R.C.ss. 860G(a)(3)(A)(ii).

Section 9. Remittance Reports.
           -------------------

         (a) The Remittance Report for each Distribution Date shall identify the following items, in addition to the items specified in Section 4.01 of the Standard Terms:

         (1) the Interest Distribution Amount for each Class of the Certificates for such Distribution Date (which shall equal the Priority Interest Distribution Amount for the Corresponding Subaccount) and the Carryover Interest Distribution Amount, as well as any Writedown Interest Distribution Amount and any Carryover Writedown Interest Distribution Amount, for each Class of the Certificates for such Distribution Date, and the amount of interest of each such category to be distributed on each such Class based upon the Available Distribution Amount for such Distribution Date;

         (2) the amount to be distributed on such Distribution Date on each Class of the Certificates to be applied to reduce the Certificate Principal Balance of such Class (which will be equal to the amount to be allocated on such Distribution Date on the Corresponding Subaccount to be applied to reduce the Subaccount Principal Balance of such Subaccount), separately identifying any portion of such amount attributable to any prepayments, the amount to be distributed to reduce the Principal Distribution Shortfall Carryover Amount on each such Class based upon the Available Distribution Amount for such Distribution Date and separately identifying any Accelerated Principal Distribution Amount to be distributed on the Certificates, the Current Overcollateralization Amount and the Target Overcollateralization Amount.

         (3) the aggregate amount, if any, to be distributed on the Residual Certificates;

         (4) the amount of any Writedown Amounts to be allocated to reduce the Certificate Principal Balance of any Class of Subordinated Certificates (which will be equal to the amount of any Writedown Amount to be allocated to the Corresponding Subaccount) on such Distribution Date;

         (5) the Certificate Principal Balance of each Class of the Certificates (which will be equal to the Subaccount Principal Balance of the Corresponding Subaccount) and the Adjusted Certificate Principal Balance of each Class of the Offered Subordinated Certificates (which will be equal to the Adjusted Subaccount Principal Balance of the Corresponding Subaccount) after giving effect to the distributions to be made (and any Writedown Amounts to be allocated) on such Distribution Date;

         (6) the aggregate Interest Distribution Amount remaining unpaid, if any, and the aggregate Carryover Interest Distribution Amount remaining unpaid, if any, for each Class of Certificates (which will be equal to the Priority Interest Distribution Amount and Carryover Interest Distribution Amount remaining unpaid on the Corresponding Subaccount), after giving effect to all distributions to be made on such Distribution Date;

         (7) the aggregate Writedown Interest Distribution Amount remaining unpaid, if any, and the aggregate Carryover Writedown Interest Distribution Amount remaining unpaid, if any, for each Class of Certificates (which will be equal to such amounts remaining unpaid on the Corresponding Subaccount), after giving effect to all distributions to be made on such Distribution Date;

         (8) the aggregate Principal Distribution Shortfall Carryover Amount remaining unpaid, if any, for each Class of Certificates, after giving effect to the distributions to be made on such Distribution Date; and

         (9) the Pre-Funded Amount, if any, in the Pre-Funding Account on such Distribution Date, the amount of funds, if any, used to purchase Subsequent Assets during the Pre-Funding Period, and the amount of funds, if any, allocated as a prepayment of principal at the end of the Pre-Funding Period.

         In the case of information furnished pursuant to clauses (1), (2) and
(3) above, the amounts shall be expressed, with respect to any Class A, Class M or Class B Certificate, as a dollar amount per $1,000 denomination.

         The Trustee may make available to all applicable parties, via the Trustee's Internet Website, all Remittance Reports or other reports to be delivered by the Trustee which are available each month and, with the consent or at the direction of the Servicer, such other information regarding the Certificates and/or the Assets as the Trustee may have in its possession, but only with the use of a password provided by the Trustee or its agent to such Person upon receipt by the Trustee from such Person of a certification in the form of Exhibit RR; provided, however, that the Trustee or its agent shall provide such password to the parties to this

Agreement and the Rating Agency without requiring such certification. The Trustee will make no representation or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

         The Trustee's Internet Website shall be initially located at "www.ABSNet.net" or at such other address as shall be specified by the Trustee from time to time in writing to the applicable parties. In connection with providing access to the Trustee's Internet Website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

         (b) In addition to making available a copy of the related Remittance Report to each Certificateholder on each Distribution Date in accordance with
Section 4.01 of the Standard Terms, on each Distribution Date, the Trustee shall make available a copy of the related Remittance Report to the Underwriters (to the attention of the person, if any, reported to the Trustee by the Underwriters) and to The Bloomberg (to the person, if any specified to the Trustee by Credit Suisse First Boston Corporation). The Trustee shall not be obligated to make available any Remittance Report to The Bloomberg unless and until Credit Suisse First Boston Corporation shall have notified the Trustee in writing of the name and address to which such reports are to be made available, which notice, once delivered, will be effective for all Distribution Dates after the date such notice is received by the Trustee unless and until superseded by a subsequent notice.

Section 10. Limited Right of Servicer to Retain Servicing Fees from Collections.
            -------------------------------------------------------------------

         The Servicer may retain its Servicing Fee and any other servicing compensation provided for herein and in the Standard Terms from gross interest collections on the Assets prior to depositing such collections into the Certificate Account; provided, however, that OAC as Servicer may only so retain its Servicing Fee in respect of a Distribution Date from gross interest collections on the Assets to the extent that the amounts on deposit in the Certificate Account and attributable to the Available Distribution Amount for such Distribution Date exceed the sum of all amounts to be allocated and distributed on such Distribution Date pursuant to clauses (i) through (xi) under
Section 5(b) hereof.

Section 11. Modifications of Standard Terms.
            --------------------------------

         The following modifications to the Standard Terms shall be in effect with respect to this Trust only.

         (a) Section 1.01 of the Standard Terms is hereby amended as follows:

                           (i) the definition of "Available Distribution Amount" is hereby amended by deleting the definition thereof and replacing such definition in its entirety as follows:

                                    "Available Distribution Amount": For each
                           Distribution Date for a Series of Certificates, the amount on deposit in the related Distribution Account at the commencement of business on such Distribution Date, less the amounts distributable from the Distribution Account in accordance with clauses (1A), (1) through
                           (4) of Section 4.03 hereof and the Interest
                           Deficiency Amount or portion thereof, if any, paid from collections on the preceding Distribution Date.

                           (ii) the definition of "Eligible Investments" is hereby amended by inserting the following sentence at the beginning of the final paragraph thereof:

                           "Each Eligible Investment may be purchased by the Trustee or through an Affiliate of the Trustee."


                           (iii) sub-section (e) to the definition of "Mortgage
                                 Loan Documents" is hereby amended by deleting the definition thereof and replacing such definition in its entirety as follows:

                                    (e) an original Title Insurance Policy or,
                           if such policy has not yet been issued or is otherwise not available, (1) a written commitment to issue such policy issued by the applicable title insurance company and an officer's certificate of the related Seller certifying that all of the requirements specified in such commitment have been satisfied, (2) a preliminary title report if the related Mortgaged Property is located in a state in which preliminary title reports are acceptable evidence of title insurance, (3) a certificate of an officer of the Seller certifying that a Title Insurance Policy is in full force and effect as to the related Mortgage and that such Title Insurance Policy is freely assignable to and will inure to the benefit of the Trustee (subject to recordation of the related Assignment of Mortgage) or (4) an Opinion of Counsel with respect to the title of the related Mortgaged Property;

                           (iv) the definition of "Pool Scheduled Principal Balance" is hereby amended by adding the phrase ", and the Pre-Funded Amount, if any" at the end of the first sentence thereof.

                           (v) the definition of "Principal Distribution Amount" is hereby amended by adding the phrase "less (e) the Overcollateralization Reduction Amount" after the final parenthetical therein.

                           (vi) the definition of "Servicing Fee" is hereby amended by adding the following to the end of such definition:

                           "; provided, however, that on each Distribution Date on which Oakwood Acceptance Corporation is not the Servicer, the Servicing Fee shall also include the Supplemental Servicing Fee."

         (b) Section 2.03(c)(1) of the Standard Terms is hereby deleted in its entirety and replaced by the addition of the following:

                                    (1) Initial Certification. The Trustee
                           shall, for the benefit of the Certificateholders for any Series, review each related Trustee Mortgage Loan File prior to the related Closing Date to ascertain that all documents required to be included, (based upon an electronic file delivered by the Servicer) in the Trustee Mortgage Loan File are included therein, and shall deliver to OMI and the Servicer on such Closing Date an Initial Certification with respect to each underlying Mortgage Loan (except any Mortgage Loan that has been liquidated or purchased from the related Trust prior to such Closing Date) to the effect that, except as specifically noted on a schedule of exceptions thereto, (A) all documents required to be contained in the Trustee Mortgage Loan File are in its possession, (B) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan, and (C) based on its examination and only as to the foregoing documents, the information set forth on the related Mortgage Loan Schedule accurately reflects information set forth in the Trustee Mortgage Loan File.

         (c) Section 3.02(c) of the Standard Terms is hereby amended by adding the following sentence to the end of such Section.

                  The Servicer shall remit to the Trustee each month along with the Remittance Report a monthly data file identifying all collection activity for the related Collection Period on an Asset level basis (the Servicer may combine such data from various Trusts in one data file, as long as such data file allows the Trustee to identify Assets according to their Trust).

         (d) Section 3.13(b) of the Standard Terms is hereby amended by adding the following to the end of such Section.

                  In the event such independent public accountants require the Trustee to agree to the procedures to be performed by such firm in any of the reports required to be prepared pursuant to this Section 3.13, the Servicer shall direct the Trustee in writing to so agree; it being understood and agreed that the Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Trustee has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

         (e) Section 4.03 of the Standard Terms is hereby amended by adding the following clause (1A) thereto, which shall be inserted prior to clause (1) thereof.

                  (1A) to pay itself its monthly Trustee Fee;

         (f) Section 4.05 of the Standard Terms is hereby amended by deleting the words "on the second Business Day", and by adding the words "pursuant to the Clearing Agency's current guidelines" immediately prior to the proviso therein.

         (g) Section 5.05(a) of the Standard Terms is hereby amended by the addition of the following to the end of the first paragraph thereof:

                  "Notwithstanding the foregoing, no Rule 144A Agreement, Transferee Agreement or Opinion of Counsel shall be required in connection with any Class B-2 Certificate and the transfer restrictions contained below shall apply to the acquisition, holding and disposition of all such Class B-2 Certificates by the Beneficial Owners thereof.

                              TRANSFER RESTRICTIONS

         The B-2 Certificates have not been registered under the Securities Act and may not be offered or sold within the United States or to, for the account or benefit of, U.S. persons (as defined in Regulation S under the Securities
Act) except to qualified institutional buyers in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A.

         Each purchaser of the B-2 Certificates will be deemed to have represented and agreed as follows (terms used in this paragraph that are defined in Rule 144A or Regulation S under the Securities Act are used herein as defined therein):

         (1) the purchaser (A) is a qualified institutional buyer ("QIB"), (B) is aware that the sale to it is being made in reliance on Rule 144A and (C) is acquiring such B-2 Certificates for its own account or for the account of a QIB.

         (2) the purchaser understands that the B-2 Certificates are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act, that the B-2 Certificates have not been and will not be registered under the Securities Act and that (A) if in the future it decides to offer, resell, pledge or otherwise transfer any of the B-2 Certificates such B-2 Certificates may be offered, resold, pledged or otherwise transferred only (i) in the United States to a person whom the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144A(if available) or (iii) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (iii) in accordance with any applicable securities laws of any State of the United States, and that (B) the purchaser will, and each subsequent holder is required to, notify any subsequent purchaser of such B-2 Certificates from it of the resale restrictions referred to in (A) above.

         (3) The purchaser understands that the B-2 Certificates will, until the expiration of the applicable holding period with respect to the B-2 Certificates set forth in clause (k) of Rule 144 promulgated under the Securities Act, unless otherwise agreed by the Company and the Certificateholder, bear a legend substantially to the following effect:

THIS CERTIFICATE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS CERTIFICATE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR THE EXEMPTION THEREFROM PROVIDED BY RULE 144A THEREUNDER. EACH PURCHASER OF THIS CERTIFICATE IS HEREBY NOTIFIED THAT THE SELLER OF THIS CERTIFICATE IS RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS CERTIFICATE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS CERTIFICATE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY
(I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER (IF AVAILABLE) OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS CERTIFICATE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

         (h) Section 5.07(b) of the Standard Terms is hereby amended by deleting the proviso therein.

         (i) Section 6.03 of the Standard Terms is hereby amended by the addition of the following Subsection 6.03 (i) thereof:

                           (i) Within 30 calendar days following the Closing Date, the Servicer shall submit to the Trustee a questionnaire regarding its servicing operations, completed to the reasonable satisfaction of the Trustee. The Servicer shall permit the Trustee to perform a review of the Servicer's servicing operations at least once per calendar year. The Servicer agrees to develop a backup servicing plan with the Trustee within 90 calendar days following the Closing Date that will address information and resource considerations necessary to effectively transfer servicing in accordance with Section 7.02 hereof, which plan may be amended by the Servicer and the Trustee from time to time.

         (j) Section 6.07(a) of the Standard Terms is hereby amended by the addition of the following language at the end of the first sentence thereof:

                           ;provided, however, that the Trustee may subservice
                          any and all of its duties and responsibilities as a successor Servicer hereunder should the Trustee become the successor Servicer

         (k) Section 7.02 of the Standard Terms is hereby amended by

                  (i) in the second sentence thereof, inserting the clause ", including the Supplemental Servicing Fee," between the parenthetical ending with the word "otherwise)" and the word "as";

                  (ii) deleting the sixth sentence thereof in its entirety and replacing it with the following:

                  Notwithstanding any of the foregoing, the successor Servicer shall not be required to purchase any Assets from the Trust pursuant to these Standard Terms (including, without limitation, any repurchase required by Section 3.09(a) hereinabove) except (i) under Section 2.06(a)(2) hereof to the extent the obligation to repurchase arose out of a breach of a representation, warranty or covenant by the successor Servicer and (ii) under Section 2.06(b) hereof to the extent the Servicer's obligation to effect remedial action as described in such Section arose after the successor Servicer began serving as Servicer.

                  (iii) inserting the following at the end of the first paragraph:

                  No successor Servicer shall have (i) any liability with respect to any obligation which was required to be performed by the predecessor Servicer prior to the date that the successor Servicer becomes the Servicer, including but not limited to any indemnification obligations of the predecessor Servicer; (ii) the obligation to repurchase any defective assets (other than as set forth above); and (iii) any obligation to pay any third party's fees and expenses involved in the transfer of servicing. The successor Servicer shall not be liable to the Trust or any Certificateholders for any action or omission taken by it in good faith pursuant to the Pooling and Servicing Agreement unless such action or inaction constitutes gross negligence or willful misconduct.

                  (iv) inserting the clause ", including the Supplemental Servicing Fee" at the end of the first sentence of the second paragraph.

                  (v) inserting the following as a new paragraph at the end of such section:

                           Notwithstanding anything else herein to the contrary,
                  in no event shall the Trustee be liable for any Servicing Fee (including any Supplemental Servicing Fee). In addition, notwithstanding anything else herein to the contrary, if Wells Fargo Bank Minnesota, National Association becomes the successor Servicer it shall have no obligation to purchase Assets from the Trust.

         (l) Section 8.01 of the Standard Terms is hereby amended by (a) the replacement of the word "The" for the phrase "Except as specifically required herein, the", and (b) the addition of the words "as Trustee" between the words "services" and "hereunder" in the last paragraph thereof.


         (m) Section 9.01 of the Standard Terms is hereby amended by the addition of the following Subsection 9.01 (f) thereof:

                           (f) The Trustee is entitled to seek direction from Certificateholders prior to taking any action contemplated hereunder.

         (n) Section 11.06(b) of the Standard Terms is hereby amended by the addition of the words "Pre-Funding Account, Capitalized Interest Account," following the word "related" but before the phrase "Certificate Account."

         (o) Section 11.07(a) of the Standard Terms is hereby amended by the addition of the words "or make available electronically" between the words "provide" and "notice."

Section 12. REMIC Administration.
            --------------------

         (a) For purposes of the REMIC Provisions, all of the Certificates (except the Residual Certificates) will be designated as the "regular interests" in the Issuing REMIC. The Subaccounts will be designated as the "regular interests" in the Pooling REMIC, the Class R Certificates will be designated as the "residual interest" in each of the Issuing REMIC and the Pooling REMIC and, following the division of the Class R Certificates into two separately transferable, certificated and fully registered certificates in accordance with
Section 12(b) below, the Class R-1 Certificates will be designated as the "residual interest" in the Issuing REMIC and the Class R-2 Certificates will be designated as the "residual interest" in the Pooling REMIC.

         (b) Upon the request of any registered Holder of a Class R Certificate, the Trustee shall issue to such Holder two separately transferable, certificated and fully registered Certificates (a Class R-1 Certificate and a Class R-2 Certificate), in substantially the forms of Exhibit R-1 and Exhibit R-2 attached hereto. In the event that the Class R Certificates are exchanged for separately transferrable Class R-1 and Class R-2 Certificates: (1) the Class R-1 Certificates will be designated as the residual interest in the Issuing REMIC,
(2) the Class R-2 Certificates will be designated as the residual interest in the Pooling REMIC, and (3) the restrictions on the transfer of a Residual Certificate provided in the Standard Terms will apply to both the Class R-1 and the Class R-2 Certificates.

Section 13. Auction Call.
            -------------

         (a) If the Servicer does not exercise its optional termination right as described in Section 9.01 of the Standard Terms within 90 days after it first becomes entitled to do so, the Trustee shall use commercially reasonable efforts to solicit bids for the purchase of all Assets, REO Properties and Repo Properties remaining in the Trust from no fewer than two prospective purchasers that it believes to be Qualified Bidders. If OAC is then the Servicer of the Assets, the solicitation of bids shall be conditioned upon the continuation of OAC as the servicer of the Assets on terms and conditions substantially similar to those in the Pooling and Servicing Agreement, except that it shall not be required to pay Compensating Interest or make Advances.

         (b) If the Trustee receives bids from at least two Qualified Bidders and the net proceeds of the highest bid are equal to or greater than the Termination Price, the Trustee shall promptly advise the Servicer of the highest bid and the terms of purchase, and the Servicer shall have three Business Days, at its option, to match the terms of such bid. The Trustee shall thereafter sell the Assets, REO Properties and Repo Properties either (i) to the Servicer, if it shall so elect, or (ii) to the highest bidder, and in either case the Trustee shall distribute the net proceeds of such sale in redemption of the Certificates in compliance with Article IX of the Standard Terms and Section 5 hereof. Any such sale must also comply with the requirements applicable to a Terminating Purchase set forth in Section 9.02 of the Standard Terms.

         (c) Any costs incurred by the Trustee in connection with such sale (including without limitation any legal opinions or consents required by Section
9.02 of the Standard Terms) shall be deducted from the bid price of the Assets, REO Properties and Repo Properties in determining the net proceeds therefrom.

         (d) If the Trustee does not obtain bids from at least two Qualified Bidders, or does not receive a bid such that the net proceeds therefrom would at least equal the Termination Price, it shall not sell the Assets, REO Properties and Repo Properties, and shall thereafter have no obligation to attempt to sell same.

         (e) The Servicer shall cooperate with and provide necessary information to the Trustee in connection with any auction sale as described herein.

Section 14. Voting Rights.
            --------------

         The Voting Rights applicable to the Certificates shall be allocated 0.5% to the Class R Certificates, 0.5% to the Class X Certificates and 99% to the other Certificates in proportion with their respective Certificate Principal Balance.

Section 15. Governing Law.
            --------------

         The Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the State of North Carolina applicable to agreements made and to be performed therein. The parties hereto agree to submit to the personal jurisdiction of all federal and state courts sitting in the State of North Carolina and hereby irrevocably waive any objection to such jurisdiction. In addition, the parties hereto hereby irrevocably waive any objection that they may have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any federal or state court sitting in the State of North Carolina, and further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 16. Forms of Certificates.
            ----------------------

         Each of the Schedules and Exhibits attached hereto or referenced herein are incorporated herein by reference as contemplated by the Standard Terms. Each Class of Certificates shall be in substantially the related form attached hereto, as set forth in the Index to Schedules and Exhibits attached hereto.

Section 17. Counterparts.
            -------------

         This Pooling and Servicing Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 18. Entire Agreement.
            -----------------

         This Pooling and Servicing Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and fully supersedes any prior or contemporaneous agreements relating to such subject matter.

         IN WITNESS WHEREOF, OMI, the Servicer and the Trustee have caused this Pooling and Servicing Agreement to be duly executed by their respective officers thereunto duly authorized and their respective signatures duly attested all as of the day and year first above written.


                                             OAKWOOD MORTGAGE INVESTORS, INC.


                                             By:  /s/ Dennis W. Hazelrigg
                                                 -------------------------------
                                             Name:   Dennis W. Hazelrigg
                                             Title:  President



                                             OAKWOOD ACCEPTANCE CORPORATION


                                             By:  /s/ Douglas R. Muir
                                                 -------------------------------
                                             Name:   Douglas R. Muir
                                             Title:  Vice President



                                             WELLS FARGO BANK MINNESOTA,
                                             NATIONAL ASSOCIATION,
                                                     as Trustee


                                             By:  /s/ Timothy Matyi
                                                  ------------------------------
                                             Name:   Timothy Matyi
                                             Title:  Assistant Vice President

STATE OF ARIZONA         )
                         )  s.
COUNTY OF MARICOPA       )


         The foregoing instrument was acknowledged before me in the County of Maricopa this 28th day of September 2000 by Dennis W. Hazelrigg, President of Oakwood Mortgage Investors, Inc., a Nevada corporation, on behalf of the corporation.


                                                            /s/ Patti S. Ringler
                                                          ----------------------
                                                          Notary Public

My Commission expires: 10/15/2000
                       ----------

STATE OF NORTH CAROLINA  )
                         )  s.
COUNTY OF GUILFORD       )


         The foregoing instrument was acknowledged before me in the County of Guilford this 26th day of September 2000 by Douglas R. Muir, Vice President of Oakwood Acceptance Corporation, a North Carolina corporation, on behalf of the corporation.



                                                             /s/ Deena Bailey
                                                          -------------------
                                                          Notary Public

My Commission expires: 11/30/2000
                       ----------

STATE OF MINNESOTA    )
                      )  s.
CITY OF MINNEAPOLIS   )


         The foregoing instrument was acknowledged before me in the City of Minneapolis, this 27th day of September 2000, by Timothy Matyi, Assistant Vice President of Wells Fargo Bank Minnesota, National Association, a national banking association, on behalf of the association.

                                                                /s/ James Janus
                                                              -----------------
                                                              Notary Public

My Commission expires: 1/31/2005
                       ---------

         INDEX TO SCHEDULES AND EXHIBITS


Schedule IA       Initial Contract Schedule
Schedule IB       Initial Mortgage Loan Schedule
Schedule IIA      Subsequent Contract Schedule
Schedule IIB      Subsequent Mortgage Loan Schedule
Exhibit A-1       Form of Class A-1 Certificate
Exhibit M-1       Form of Class M-1 Certificate
Exhibit M-2       Form of Class M-2 Certificate
Exhibit B-1       Form of Class B-1 Certificate
Exhibit B-2       Form of Class B-2 Certificate
Exhibit  X        Form of Class  X  Certificate
Exhibit  R        Form of Class  R  Certificate
Exhibit PF        Form of Notice and Direction to Trustee under Section 8(b)(1)
Exhibit RR        Investor Certification to the Trustee under Section 9(a)

                                                                     SCHEDULE IA

                            Initial Contract Schedule

                                                                     SCHEDULE IB

                         Initial Mortgage Loan Schedule

                                                                    SCHEDULE IIA

                          Subsequent Contract Schedule

                                                                    SCHEDULE IIB

                        Subsequent Mortgage Loan Schedule

                                                                      EXHIBIT PF
                                                                      ----------

          Form of Notice and Direction to Trustee under Section 8(b)(1)



                                   ----------
                                      date

Wells Fargo Bank Minnesota,
National Association, as Trustee
[Address]
Attention:________________


                 Oakwood Mortgage Investors, Inc., Series 2000-C
               Notification and Direction to the Trustee Regarding
                   Transfer of Subsequent Assets to the Trust

Ladies and Gentlemen:

         Pursuant to Section 8(b)(1) of the Pooling and Servicing Agreement, dated as of September 1, 2000, by and among Oakwood Mortgage Investors, Inc., a Nevada corporation ("OMI"), Oakwood Acceptance Corporation, a North Carolina corporation, and Wells Fargo Bank Minnesota, National Association, as Trustee (the "Trustee"), the undersigned hereby notify and direct you, as Trustee, that on ___________, 2000 (the "Subsequent Transfer Date") OMI will transfer to the Trustee on behalf of the Trust the additional assets identified on Schedule A attached hereto (the "Subsequent Assets") with a principal balance as of the Subsequent Transfer Date of $______________ (the "Subsequent Asset Balance"). In consideration for the delivery by OMI to the Trust of the Subsequent Assets, the undersigned hereby direct you to withdraw an amount from the Pre-Funding Account equal to the Subsequent Asset Balance on the Subsequent Asset Transfer Date and pay such amount to or upon the order of OMI with respect to this transfer and assignment. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

                                                OAKWOOD MORTGAGE INVESTORS, INC.

                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________

                                                                      EXHIBIT RR
                                                                      ----------

            Investor Certification to the Trustee under Section 9(a)


                                _______ __, 20__



Wells Fargo Bank Minnesota,
National Association
MAC N9311-161
Sixth Street and Marquette Avenue
Minneapolis, MN  55479

Attention:  Corporate Trust Services/Asset-Backed Administration
            Oakwood Mortgage Investors, Inc., Pass-Through Certificates, Series
            -------------------------------------------------------------------
            2000-C
            ------

         In accordance with Section 9 of the Pooling and Servicing Agreement dated as of September 1, 2000 by and among Oakwood Mortgage Investors, Inc., Oakwood Acceptance Corporation and Wells Fargo Bank Minnesota, National Association (the "Agreement"), with respect to the Pass-Through Certificates, Series 2000-C (the "Certificates"), the undersigned hereby certifies and agrees as follows:

                  1. The undersigned is a beneficial owner of $ ___ in principal balance of the Class ____ Certificates.

                  2. The undersigned is requesting a password pursuant to
         Section 9 of the Agreement for access to certain information (the "Information") on the Trustee's website.

                  3. In consideration of the Trustee's disclosure to the undersigned of the Information, or the password in connection therewith, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in connection with the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Trustee, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part.

                  4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to Section 5 of the Securities Act.

                  5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the parties to the Agreement for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

                  6. Capitalized terms used by not defined herein shall have the respective meanings assigned thereto in the Agreement.

                  IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereby by its duly authorized officer, as of the day and year written above.





                                                          Beneficial Owner


                                                          By:
                                                          Title:
                                                          Company:
                                                          Phone: